Exhibit 2.1

UNIT EXCHANGE AGREEMENT

by and among

CJPG, INC.,

TABLEMAX HOLDINGS, LLC,

THE MEMBERS

and

THE PRINCIPAL

Dated as of June 27, 2008

i

ii

EXHIBIT A - Members and Ownership Units
EXHIBIT B - Form of Articles of Incorporation and Bylaws

iii

UNIT EXCHANGE AGREEMENT

This UNIT EXCHANGE AGREEMENT (this “Agreement”) effective as of June 27, 2008, is entered into by and among CJPG, Inc., a Nevada corporation (the “Parent”), TableMAX Holdings, LLC, a California limited liability company (the “Company”), the members of the Company (each a “Member” and collectively, the “Members”) who have signed Exhibit A attached hereto, and solely for the purposes of Article VIII and Article IX of this Agreement, Alan Woinski, an individual (the “Principal”). Each of the parties to this Agreement are individually referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

A. The Company’s outstanding equity capital consists exclusively of units of common membership interests (the “Units”), all of which are held by the Members. The Members are the record and beneficial owner of the number of Units set forth opposite such Member’s name on Exhibit A.

B. Immediately following the effective time of the Closing (as defined in Section 1.02) and contingent only upon the occurrence of such Closing, the Parent shall consummate the private placement of sale of shares of the common stock of the Parent, $0.001 par value per share (“Parent Common Stock”), for the maximum gross proceeds of up to $13 million, as contemplated by Section 7.11 hereof (the “Financing”).

C. Set forth in Schedule 3.03 are certain outstanding convertible secured promissory notes of the Company in the approximate aggregate principal amount of $4,463,107 (the “Convertible Notes”), all of the principal amount of which will convert into shares of Parent Common Stock as contemplated by that certain Convertible Secured Promissory Note Conversion Agreement (the “Convertible Secured Promissory Note Conversion Agreement”) by and among the Parent, the Company and the holders of the Convertible Notes.

D. Set forth in Schedule 3.03 are certain outstanding convertible bridge notes of the Company in the aggregate principal amount of $3,746,500 (the “Bridge Notes”), all of which will convert into shares of Parent Common Stock according to the terms of the Bridge Notes immediately following the Closing and upon the consummation of the Financing (as defined below).

E. The Members wish to transfer all of their Units in exchange for 12,837,886 shares (“Shares”) of the common stock of the Parent, $0.001 par value per share (“Parent Common Stock”).

F. The exchange of Units for Parent Common Stock is intended to constitute a non-taxable transfer to a corporation controlled by the transferor within the meaning of Section 351(a) of the Internal Revenue Code of 1986 (the “Code”), as amended or such other tax free provisions that may be applicable under the Code.

G. The Board of Managers of the Company and the Board of Directors of the Parent have determined that it is desirable and in the best interest of its members and stockholders, respectively, to effect this plan of reorganization and unit exchange.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties agree as follows:

ARTICLE I

Exchange of Units

SECTION 1.01 Exchange by Members. At the Closing, each Member shall sell, transfer, convey, assign and deliver to the Parent all of the Units owned by such Member free and clear of all Liens (as defined in Section 2.01) in exchange for each Member’s pro rata share of the Shares. A Member’s pro rata share of the Shares shall be determined by multiplying the total number of Shares by a fraction, the numerator of which is the total number of Units owned by the Member at the Closing and the denominator of which is the total number of Units issued and outstanding at the Closing. In connection with the Transactions, each Member hereby waives the transfer restrictions set forth in Article VIII of the Company’s Second Amended and Restated Operating Agreement, including the procedural requirements related thereto.

SECTION 1.02 Closing. The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place at the offices of Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself), or such other date and time as the parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Members

Each Member severally hereby represents and warrants to Parent as of the date hereof and as of the Closing Date that:

SECTION 2.01 Good Title. The Member is the record and beneficial owner, and has good title to the Units owned by such Member set forth on Exhibit A, with the right and authority to sell and deliver such Units to the Parent. Following the exchange of the Member’s Units pursuant to this Agreement, the Parent will receive good title to such Units, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances other than restrictions under the Federal securities laws (collectively, “Liens”).

SECTION 2.02 Power and Authority. This Agreement constitutes a legal, valid and binding obligation of the Member, enforceable against such Member in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

SECTION 2.03 No Conflicts. The execution and delivery of this Agreement by the Member and the performance by the Member of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Member and (iii) will not violate or breach any contractual obligation to which such Member is a party.

SECTION 2.04 No Finder’s Fee. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Member.

SECTION 2.05 Purchase Entirely for Own Account. The Shares proposed to be acquired by the Member hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Member has no present intention of selling or otherwise distributing the Shares, except in compliance with applicable securities laws.

SECTION 2.06 Member Status. At the time such Member was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended (the “Securities Act”). Such Member is not required to be registered as a broker-dealer under Section 15 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 2.07 Experience of Such Member. Such Member, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment. Such Member is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

SECTION 2.08 Access to Information. Such Member acknowledges that it has received and had the opportunity to review the draft registration statement on Form S-1 of the Company dated June 26, 2008, including the Parent Unaudited Financial Statements (as defined in Section 4.06(a)) and the Company’s Financial Statements (as defined in Section 3.15), and this Agreement and all exhibits hereto including the Parent Disclosure Letter and Company Disclosure Letter. Such Member further acknowledges that it or its representatives have been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Parent and the Company concerning the terms and conditions of the reorganization contemplated by this Agreement and the offering of the Shares, the merits and risks of investing in the Shares, (b) access to information about the Parent and the Company and the Parent’s and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the reorganization contemplated by this Agreement and its investment in the Shares, and (c) the opportunity to obtain such additional information which the Parent or the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained herein or otherwise provided to the Member.

SECTION 2.09 Restricted Securities. The Member understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as the Shares are being offered in a transaction not involving a public offering. The Member further acknowledges that the Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Member represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.10 Legends. It is understood that the Shares will bear the following legend or one that is substantially similar to the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SECTION 2.11 No Derivatives. Except for any securities described in the Recitals or disclosed in the Company Disclosure Letter (as defined below), the Member does not hold, nor is the Member entitled to receive, any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests or other equity interests in, or any security convertible or exercisable for or exchangeable into any membership interests of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the membership interests of the Company or of any Company Subsidiary.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Parent as of the date hereof and as of the Closing Date that, except as set forth on Schedule 3 attached hereto (the “Company Disclosure Letter”):

SECTION 3.01 Organization, Standing and Power. Each of the Company and its subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of organizational documents, each as amended to the date of this Agreement (the “Company Constituent Instruments”), and the comparable charter, organizational documents and other constituent instruments of each Company Subsidiary, in each case as amended through the date of this Agreement.

SECTION 3.02 Company Subsidiaries. The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 3.03 Capital Structure. The Company is authorized to issue 500,000 Units, of which 60,000 are designated Class A Units and 440,000 are designated as Common Units. As of the date of this Agreement, 104,843 Common Units are issued and outstanding and no Preferred Units are issued and outstanding. Except as set forth above, no membership interests or other voting interests of the Company are issued, reserved for issuance or outstanding. The Company is the sole record and beneficial owner of all of the membership interests of each Company Subsidiary. All outstanding membership interests of the Company and each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. Except as set forth in this Section 3.03, there are not any bonds, debentures, notes or other indebtedness of Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, membership interests having the right to vote) on any matters on which holders of Units or the membership interests of any Company Subsidiary may vote (“Voting Company Debt”). There are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests or other equity interests in, or any security convertible or exercisable for or exchangeable into any membership interests of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the membership interests of the Company or of any Company Subsidiary. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

SECTION 3.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Managers of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

SECTION 3.05 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Constituent Instruments or the comparable charter or organizational documents of any Company Subsidiary, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (“Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 3.06 Taxes.

(a) Each of the Company and each Company Subsidiary has timely filed, has caused to be timely filed on its behalf, or has qualified for an extension for filing, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b) The Company Financial Statements (as defined in Section 3.15) reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.07 Benefit Plans.

(a) The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, “Company Benefit Plans”). As of the date of this Agreement there are not any severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer, director or manager of the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have any general severance plan or policy.

(b) Since March 31, 2008, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any Company Benefit Plan.

SECTION 3.08 Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Company Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary, nor, to the Company’s knowledge, any director, officer or manager thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.09 Compliance with Applicable Laws. The Company and the Company Subsidiaries are in compliance with all applicable Laws, including those relating to occupational, health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication during the past two years from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any applicable Law.

SECTION 3.10 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.11 Contracts. Except as disclosed in the Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under by the Company or any Company Subsidiary) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.12 Title to Properties. The Company and the Company Subsidiaries do not own any real property. Each of the Company and the Company Subsidiaries has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company or any of the Company Subsidiaries has leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted.

SECTION 3.13 Intellectual Property. The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, “Intellectual Property Rights”) which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole. The Company Disclosure Letter sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole. There are no claims pending or, to the knowledge of the Company, threatened that the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the actual knowledge of the officers, directors and managers of the Company, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Right.

SECTION 3.14 Labor Matters. There are no collective bargaining or other labor union agreements to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

SECTION 3.15 Financial Statements. The Company has previously delivered to the Parent its audited consolidated balance sheets as of September 30, 2007 and 2006 and audited consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended September 30, 2007 and 2006 (collectively, the “Company Audited Financial Statements”) and its unaudited consolidated balance sheet as of March 31, 2008 and unaudited consolidated statements of operations, stockholders’ equity and cash flows for the six months ended March 31, 2008 and 2007 (collectively, the “Company Unaudited Financial Statements” and together with the Company Audited Financial Statements, the “Company Financial Statements”). The Company Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that the Company Unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of Company Unaudited Financial Statements, to normal, year-end audit adjustments.

SECTION 3.16 Undisclosed Liabilities. Except as set forth in the Company Financial Statements, the Company does not have any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2008, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Company Financial Statements, which, in both cases, individually and in the aggregate would not be reasonably expected to result in a Company Material Adverse Effect.

SECTION 3.17 Insurance. The Company and the Company Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks in accordance with any applicable laws under their respective jurisdictions of organization and in such amounts as are customary in the businesses in which the Company and its subsidiaries are engaged and in the geographic areas where they engage in such businesses. The Company has not received any written notice that it will not be able to renew its and the Company Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and the Company’s Subsidiaries’ respective lines of business.

SECTION 3.18 Transactions With Affiliates and Employees. Except as set forth in the Company Financial Statements, none of the officers, directors or managers of the Company and, to the knowledge of the officers, directors and managers of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Company Subsidiary (other than for services as employees, officers, directors and managers), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, manager or such employee or, to the knowledge of the officers, directors and managers of the Company, any entity in which any officer, director, manager or any such employee has a substantial interest or is an officer, director, manager, trustee or partner.

SECTION 3.19 Internal Accounting Controls. The Company and the Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.20 Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.21 Disclosure. The Company’s representations and warranties set forth in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.22 Absence of Certain Changes or Events. Except as disclosed in the Company Financial Statements, from March 31, 2008 to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company or any Company Subsidiary, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c) any waiver or compromise by the Company or any Company Subsidiary of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or any Company Subsidiary, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e) any material change to a material Contract by which the Company or any Company Subsidiary or any of its respective assets is bound or subject;

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any Company Subsidiary, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or such Company Subsidiary’s ownership or use of such property or assets;

(g) any loans or guarantees made by the Company or any Company Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h) any material alteration to the Company’s method of accounting or the identity of its auditors;

(i) any declaration or payment of dividend or distribution of cash or other property to the Members or any purchase, redemption or agreements to purchase or redeem any membership interests;

(j) any issuance of membership interests to any officer, director, manager or affiliate; or

(k) any arrangement or commitment by the Company or any Company Subsidiary to do any of the things described in this Section 3.22.

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants to the Members and the Company as of the date hereof and as of the Closing Date that, except as set forth on Schedule 4 (the “Parent Disclosure Letter”):

SECTION 4.01 Organization, Standing and Power. Parent is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Parent, a material adverse effect on the ability of Parent to perform its obligations under this Agreement or on the ability of Parent to consummate the Transactions (a “Parent Material Adverse Effect”). Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered to the Company true and complete copies of the certificate of incorporation of Parent, as amended to the date of this Agreement (the “Parent Charter”), and the Bylaws of Parent, as amended to the date of this Agreement (the “Parent Bylaws”).

SECTION 4.02 Subsidiaries; Equity Interests. Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03 Capital Structure.

(a) The authorized capital stock of the Parent consists of 16,667,000 shares of Parent Common Stock. As of the date hereof, (i) 2,839,323 shares of Parent Common Stock are issued and outstanding, (ii) no shares of any type of preferred stock of the Parent are authorized, issued or outstanding and (iii) no shares of Parent Common Stock are held by the Parent in its treasury. Except as set forth above, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Parent are, and all such shares that may be issued prior to the Closing will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent is a party or by which it is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or any Voting Parent Debt, (ii) obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. Except as set forth in Schedule 4.03, the Parent is not a party to any agreement granting any securityholder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such securityholder under the Securities Act. At the Closing, Parent shall deliver to the Company a certified stockholder list generated by its stock transfer agent which shall accurately reflect all of the issued and outstanding shares of the Parent’s Common Stock.

(b) Prior to the Closing, the Parent shall amend and restate its Articles of Incorporation to authorize (i) One Hundred Million (100,000,000) shares of Parent Common Stock and (ii) Ten Million shares of preferred stock, $0.001 par value per share, of the Parent in such series and designations as may be authorized by the board of directors of the Parent.

SECTION 4.04 Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

SECTION 4.05 No Conflicts; Consents.

(a) The execution and delivery by Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) Parent Charter or Parent Bylaws, (ii) any material Contract to which Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws.

SECTION 4.06 Financial Statements.

(a) The Parent has previously delivered to the Company its unaudited balance sheets as of September 30, 2007 and 2006 and unaudited consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended September 30, 2007 and 2006 (the “Parent Annual Financial Statements”), and its unaudited consolidated balance sheet as of March 31, 2008, and its unaudited consolidated statements of operations, stockholders’ equity and cash flows as of and for the six months ended March 31, 2008 and 2007 (the “Parent Interim Financial Statements” and together with the Parent Annual Financial Statements, the “Parent Unaudited Financial Statements”). The Parent Unaudited Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto. The Parent Unaudited Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that the Parent Interim Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Parent and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, year-end audit adjustments.

(b) Prior to the Closing, the Parent shall deliver to the Company (i) audited Parent Annual Financial Statements and an accompanying audit report prepared by an independent audit firm that is registered with the Public Company Accounting Oversight Board and (ii) Parent Interim Financial Statements prepared and reviewed in accordance with Rule 10-01 of Regulation S-X promulgated under the Exchange Act. The Parent financial statements delivered pursuant to this subpart (b) should not vary materially from the Parent Unaudited Financial Statements delivered pursuant to subpart (a) of this Section 4.06 and shall otherwise comply with the requirements of subpart (a) above.

SECTION 4.07 Undisclosed Liabilities. Except as set forth in the Parent Unaudited Financial Statements, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise). Except for the Transaction contemplated by this Agreement or as set forth in the Parent Disclosure Letter, there are no financial and contractual obligations and liabilities of the Parent (including any obligations to issue capital stock or other securities of Parent) due after the date hereof. As of the date hereof the Parent has total liabilities of no more than $155,000, all of which liabilities shall be paid off at or prior to the Closing and shall in no event remain liabilities of the Parent, the Company or the Members following the Closing.

SECTION 4.08 Absence of Certain Changes or Events. Except as disclosed in the Parent Unaudited Financial Statements, from March 31, 2008, Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent Unaudited Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c) any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e) any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer of the Parent;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k) any alteration of the Parent’s method of accounting or the identity of its auditors;

(l) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Parent stock option plans; or

(m) any arrangement or commitment by the Parent to do any of the things described in this Section 4.08.

SECTION 4.09 Taxes.

(a) Parent has timely filed, has caused to be timely filed on its behalf, or has qualified for an extension for filing, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The most recent financial statements contained in the Parent Unaudited Financial Statements reflect an adequate reserve for all Taxes payable by Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent. Parent is not bound by any agreement with respect to Taxes.

SECTION 4.10 Absence of Changes in Benefit Plans. From the date of the most recent Parent Unaudited Financial Statements to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent (collectively, “Parent Benefit Plans”). As of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 4.11 ERISA Compliance; Excess Parachute Payments. The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.12 Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.13 Compliance with Applicable Laws. Parent is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has not received any written communication during the past two years from a Governmental Entity that alleges that Parent is not in compliance in any material respect with any applicable Law.

SECTION 4.14 Contracts. There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole. Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.15 Title to Properties. Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens other than those set forth in the Parent Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted. Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.16 Intellectual Property. Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole. The Parent Disclosure Letter sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole. No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

SECTION 4.17 Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 4.18 Market Makers. The Parent has at least two market makers for its common shares and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Parent.

SECTION 4.19 Transactions With Affiliates and Employees. Except as set forth in the Parent Unaudited Financial Statements, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.20 Internal Accounting Controls. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Parent has established disclosure controls and procedures for the Parent and designed such disclosure controls and procedures to ensure that material information relating to the Parent is made known to the officers by others within those entities. The Parent’s officers have evaluated the effectiveness of the Parent’s controls and procedures. Since September 30, 2007, there have been no significant changes in the Parent’s internal controls or, to the Parent’s knowledge, in other factors that could significantly affect the Parent’s internal controls.

SECTION 4.21 Solvency. Based on the financial condition of the Parent as of the closing date (and assuming that the closing shall have occurred), (i) the Parent’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Parent’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Parent’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

SECTION 4.22 Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Members as a result of the Members and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Shares and the Member’s ownership of the Shares.

SECTION 4.23 No Additional Agreements. The Parent does not have any agreement or understanding with any Member with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 4.24 Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.25 Disclosure. All disclosure provided to the Company and the Members regarding the Parent, its business and the transactions contemplated hereby, furnished by or on behalf of the Parent (including the Parent’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.26 Certain Registration Matters. Except as specified in the Parent Disclosure Letter or the Parent Unaudited Financial Statements, the Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 4.27 Listing and Maintenance Requirements. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Parent Common Stock on the trading market on which the Parent Common Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Parent Common Stock is currently listed or quoted, and no approval of the stockholders of the Parent is required for the Parent to issue and deliver to the Members the Shares contemplated by this Agreement.

SECTION 4.28 No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Parent, its subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Parent under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Parent of the Shares and which has not been publicly announced or disclosed in writing to the Company.

SECTION 4.29 Foreign Corrupt Practices. Neither the Parent, nor any of its subsidiaries, nor, to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE V

Deliveries

SECTION 5.01 Deliveries of the Members.

(a) At or prior to the Closing, each Member shall deliver to the Parent this Agreement executed by such Member.

(b) At or prior to the Closing, each Member shall deliver to the Parent certificates representing the Units owned by such member, if such membership interests have been certificated, and duly related transfer powers.

SECTION 5.02 Deliveries of the Parent.

(a) Concurrently herewith, the Parent is delivering:

(i) to each Member and to the Company, a copy of this Agreement executed by Parent;

(ii) to the Company, a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent approving the Agreement and the Transactions, are all true, complete and correct and remain in full force and effect; and

(iii) to the Company the Parent Unaudited Financial Statements as set forth in Section 4.06(a).

(b) At or prior to the Closing, the Parent shall deliver:

(i) to the Company, letters of resignation from all officers and directors of the Parent effective upon the Closing;

(ii) to the Company, such pay-off letters and releases relating to liabilities as the Company shall request and such pay-off letters and releases shall be in form and substance satisfactory to the Company;

(iii) to the Company the results of UCC, judgment lien and tax lien searches with respect to the Parent, the results of which indicate no liens on the assets of the Parent;

(iv) a list of the record holders of the Parent Common stock as of the Closing Date certified to by the transfer agent for the Parent Common Stock;

(v) to the Company a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the stockholder list referred to in (iv) above attached is true and correct as of the Closing;

(vi) to the Company the audited Parent Annual Financial Statements, including the audit report, and the unaudited Parent Interim Financial Statements pursuant to Section 4.06(b).

(c) On Closing Date, the Parent shall deliver:

(i) to each Member, certificates representing the Shares to be issued to such Member as set forth on Exhibit A;

(ii) to the Company, consent letters of the accounting firm of Parent confirming such firm’s consent to the use by the Parent of reports prepared by such firm regarding the financial statements of the Parent in all future registration statements filed with the SEC;

(iii) to the Members and the Company, a certificate executed by the Parent’s chief executive officer, dated as of the Closing Date, certifying the representations and covenants referred to in Section 6.01(a);

(iv) to the Members and the Company the Amended and Restated Articles of Incorporation and Bylaws as discussed in Section 7.12, along with all necessary Board and shareholder resolutions approving same; and

(v) to the Members and the Company all necessary Board resolutions to elect the directors and appoint the executive officers as discussed in Section 7.13.

SECTION 5.03 Deliveries of the Company.  Concurrently herewith, the Company is delivering to the Parent:

(a) this Agreement executed by Company; and

(b) a certificate from the Company, signed by its authorized officer certifying that the attached copies of the Company Constituent Instruments and resolutions of the Board of Managers of the Company approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

ARTICLE VI

Conditions to Closing

SECTION 6.01 Member and Company Conditions Precedent. The obligations of the Members and the Company to enter into and complete the Closing is subject, at the option of the Members and the Company, to the fulfillment by the Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on the date of this Agreement and as of the Closing Date. All of the representations and warranties of the Parent contained in this Agreement that contain an express materiality qualification shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the Members and the Company, a certificate, dated as of the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have a Parent Material Adverse Effect.

(c) No Material Adverse Effect. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2007 which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of capital stock of the Parent, as indicated on a schedule to be delivered by the Parent, shall be acceptable to the Company in its sole and absolute discretion.

(e) Pink Sheet Quotation. The Parent shall have maintained its status as a Company whose common stock is quoted on Electronic Pink Sheets and no reason shall exist as to why such status shall not continue immediately following the Closing.

(f) Deliveries. The deliveries specified in Section 5.02 shall have been made by the Parent.

(g) No Suspensions of Trading in Parent Common Stock; Listing. Trading in the Parent Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Common Stock shall have been at all times since such date listed for trading on a trading market.

(h) Satisfactory Completion of Due Diligence. The Company shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company in its sole and absolute discretion.

(i) Delivery of Audit Report and Financial Statements. The Parent shall have completed the audited Parent Annual Financial Statements and shall have received an accompanying audit report prepared by an independent audit firm that is registered with the Public Company Accounting Oversight Board pursuant to Section 4.06(b).

(j) Completion of Financing. All conditions required to consummate the Financing in the minimum amount of $3 million shall have been satisfied or duly waived, and the closing of the Financing shall be contingent only upon the occurrence of the Closing.

(k) Approval and Consent of the Members. Members holding at least 90% of the Units shall have approved and consented to the transactions contemplated by this Agreement.

(l) Delivery of Legal Opinion. The Company shall have received an opinion from Parent’s legal counsel that is reasonably satisfactory to the Company.

(m) Resignations of Officers and Directors. The officers of the Parent in office immediately prior to the Closing shall have resigned as officers and directors of the Parent, effective as of the Closing, and the Company shall have received letters of resignation in form and substance satisfactory to the Company from such persons.

(n) Conversion of the Bridge Notes. The Company shall have received the binding agreements from the holders of at least 95% of the outstanding principal amount of the Bridge Notes to amend the terms of the Bridge Notes so as to allow the Bridge Notes to convert into the securities of the Parent subsequent to June 30, 2008 and at or prior to the Closing.

(o) Conversion of the Convertible Notes. The Company shall have received the binding agreements from the holders of all of the Convertible Notes to convert the outstanding principal amount of the Convertible Notes into the securities of the Parent at or prior to the Closing.

SECTION 6.02 Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing is subject, at the option of the Parent, to the fulfillment by the Company and the Members, as applicable, on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a) Representations and Covenants. The representations and warranties of the Members and the Company contained in this Agreement shall be true in all material respects on the date of this Agreement and as of the Closing Date. All of the representations and warranties of the Members and the Company contained in this Agreement that contain an express materiality qualification shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date. The Members and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Members and the Company on or prior to the Closing Date. The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a Company Material Adverse Effect.

(c) No Material Adverse Effect. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since March 31, 2008 which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d) Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Members and the Company, respectively.

(e) Delivery of Audit Report and Financial Statements. The Company shall have completed the Company Audited Financial Statements and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board relating to the fiscal years ended September 30, 2007 and 2006. The form and substance of the Company Audited Financial Statements shall be satisfactory to the Parent in its sole and absolute discretion.

(f) Completion of Financing. All conditions required to consummate the Financing in the gross offering amount not to exceed $13 million shall have been satisfied or duly waived, and the closing of the Financing shall be contingent only upon the consummation of the other transactions contemplated by this Agreement.

ARTICLE VII

Covenants

SECTION 7.01 Blue Sky Laws. Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Shares in connection with this Agreement.

SECTION 7.02 Public Announcements. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

SECTION 7.03 Fees and Expenses. Subject to Section 9.3(c), all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.04 Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.05 Exclusivity. The Parent shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of the Parent, or any assets of the Parent (including any acquisition structured as a merger, consolidation, share exchange or other business combination), (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing, or (iii) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. The Parent shall notify the Company immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 7.06 Press Release. The Parent shall issue a press release prior to 9:30 a.m. (New York Time) on the business day following the Closing Date, announcing the closing of the transaction.

SECTION 7.07 Furnishing of Information. As long as any Member owns the Shares, the Parent covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Parent after the date hereof pursuant to the Exchange Act. As long as any Member owns Shares, if the Parent is not required to file reports pursuant to such laws, it will prepare and furnish to the Members and make publicly available in accordance with Rule 144 promulgated by the SEC pursuant to the Securities Act, such information as is required for each Member to sell the Shares under Rule 144. The Parent further covenants that it will take such further action as any holder of the Shares may reasonably request, all to the extent required from time to time to enable such person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

SECTION 7.08 Preparation of Disclosure Letters. The Company shall deliver to the Parent the Company Disclosure Letter and the Parent shall deliver to the Company the Parent Disclosure Letter, including copies of all agreements, and other documents referred to thereon, in final form within at least three business days prior to the Closing.

SECTION 7.09 Access. Each Party shall permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.10 Preservation of Business. From the date of this Agreement until the Closing Date, each of the Company and the Parent shall operate only in the ordinary and usual course of business consistent with past practice (provided, however, that Parent shall not issue any securities without the prior written consent of the Company), and shall use reasonable commercial efforts to (a) preserve intact its respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its respective business, and (c) not permit any action or omission which would cause any of its respective representations or warranties contained herein to become inaccurate or any of its respective covenants to be breached in any material respect.

SECTION 7.11 Financing. Parent shall use commercially reasonable efforts to raise up to $13 million, and at least $3 million, and in an equity financing transaction on terms that are satisfactory to the Company (the “Financing”), which Financing shall be subject to, and consummated immediately following, the consummation of the other transactions contemplated by this Agreement.

SECTION 7.12 Articles of Incorporation; Bylaws. Immediately after the Closing, the Articles of Incorporation and the Bylaws of the Parent shall be the Articles of Incorporation and Bylaws attached hereto as Exhibit B and the Parent shall cause such Articles of Incorporation to be filed with the Nevada Secretary of State prior to the Closing.

SECTION 7.13 Directors and Officers. The Parent shall take all necessary corporate action to elect the directors set forth on Schedule 7.13 and appoint the executive officers set forth on Schedule 7.13 to be effective as of the Closing. In furtherance thereof, the Parent shall secure, effective as of the Closing, resignations of all of its incumbent directors and officers.

ARTICLE VIII

Indemnification

SECTION 8.01 Survival of Representations and Warranties. All representations and warranties of the Parent in this Agreement shall survive the Closing until the eighteenth (18th) month anniversary of the Closing Date (the “Survival Date”); provided, however, that any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with Section 8.03 shall survive until final resolution of such claim.

SECTION 8.02 Indemnification by the Principal. Subject to the limitations set forth in this Article VIII, the Principal shall indemnify, defend and hold harmless the Company and the Members from and against any expense, settlement, judgment, award, fine, penalty, or Tax (including any reasonable legal or accounting fee related thereto) (collectively “Damages”), arising out of, relating to or resulting from any breach of a representation, warranty or covenant of Parent contained in this Agreement.

SECTION 8.03 Procedures for Indemnification. Promptly after receipt by a party entitled to indemnification hereunder (the “Indemnitee”) of written notice of the assertion or the commencement of any proceeding by a third-party with respect to any matter referred to in Section 8.02, the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the “Indemnitor”), and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby. A claim for indemnification for any matter not involving a third-party proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

SECTION 8.04 Limitations on Indemnification. Notwithstanding anything herein to the contrary, the Principal shall not be obligated to indemnify the Company or the Members under this Article VIII for any amount that exceeds One Hundred Thousand Dollars ($100,000.00) in the aggregate with respect to the Company and the Members (the “Principal’s Indemnification Cap”) and only in the event that the aggregate of all damages exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Basket”).

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent (prior to the Closing), to:

CJPG, Inc.
801 Pascack Road
Paramus, NJ 07652
Attention: Alan Woinski
Facsimile: (201) 967-7152

With a copy to:

Adams Monahan, LLP
701 Xenia Avenue, Suite 130
Golden Valley, MN 55416
Attention: Edward S. Adams, Esq.
Facsimile: (763) 746-2269

If to the Principal, to:

Alan Woinski
801 Pascack Road
Paramus, NJ 07652
Facsimile: (201) 967-7152

With a copy to:

Adams Monahan, LLP
701 Xenia Avenue, Suite 130
Golden Valley, MN 55416
Attention: Edward S. Adams, Esq.
Facsimile: (763) 746-2269

If to the Company, to:

TableMAX Holdings, LLC
4675 West Teco Avenue, Suite 240
Las Vegas, NV 89118
Attention: Stephen Crystal
Facsimile: (702) 463-9384

With a copy to:

Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attention: Daniel K. Donahue, Esq.
Facsimile: (949) 732-6501

SECTION 9.02 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Members holding a majority of the membership interest of the Company. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to a Member to amend or consent to a waiver or modification of any provision of any transaction document unless the same consideration is also offered to all Members who then hold Shares.

SECTION 9.03 Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i) The Company and the Parent may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) The Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Company of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach, or (B) if the Closing shall not have occurred on or before July 31, 2008, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from the Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii) The Company may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing (A) in the event the Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Parent of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 2008, by reason of the failure of any condition precedent under Section 6.01 hereof (unless the failure results primarily from the Company or the Members themselves breaching any representation, warranty, or covenant contained in this Agreement).

(iv) The Company may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing because of information disclosed to the Company or discovered by the Company in connection with its due diligence investigation of the Company, in its sole and absolute discretion.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.03(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party to consummate its obligations hereunder or to complete the transactions contemplated by this Agreement, except for any liability of any Party then in breach.

(c) Fees For Termination. If either the Company terminates this Agreement based on a breach of this Agreement by Parent or the Parent terminates this Agreement for any reason other than a breach of this Agreement by the Company, the Parent shall reimburse the Company for all of the Company’s out-of pocket expenses incurred on the Parent’s behalf, or amounts paid to the Parent for reimbursement of expenses incurred by the Parent in connection with the audit of Parent’s financial statements, including the fees and expenses for a non-audit accounting firm to review the Parent’s books and records, prepare financial statements for audit and otherwise ready the Parent for an audit of its financial statements, and for an independent registered public accounting firm to audit the financial statements of Parent.

SECTION 9.04 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 9.05 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Members, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 9.06 Independent Nature of Members’ Obligations and Rights. The obligations of each Member under this Agreement are several and not joint with the obligations of any other Member, and no Member shall be responsible in any way for the performance of the obligations of any other Member under this Agreement. The decision of each Member to acquire Shares pursuant to this Agreement has been made by such Member independently of any other Member. Nothing contained herein, and no action taken by any Member pursuant hereto, shall be deemed to constitute the Member as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Member is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each Member acknowledges that no other Member has acted as agent for such Member in connection with making its investment hereunder and that no Member will be acting as agent of such Member in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Member shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Member to be joined as an additional party in any proceeding for such purpose. Each of the Company and Parent acknowledge that the Members have been provided with this same Agreement for the purpose of closing a transaction with multiple Members and not because it was required or requested to do so by any Member.

SECTION 9.07 Limitation of Liability. Notwithstanding anything herein to the contrary, each of the Parent and the Company acknowledge and agree that the liability of a Member arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of such Member, and that no trustee, officer, other investment vehicle or any other affiliate of such Member or any investor, shareholder or holder of shares of beneficial interest of such Member shall be personally liable for any liabilities of such Member.

SECTION 9.08 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 9.09 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.10 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 9.11 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 9.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Nevada and of the federal courts sitting in the State of Nevada, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Nevada, to appoint and maintain an agent in the State of Nevada as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Nevada.

SECTION 9.13 Assignment. To the fullest extent permitted by law, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

The Parties hereto have executed and delivered this Unit Exchange Agreement as of the date first above written.

The Parent:
CJPG, Inc.

	By:	/s/ Alan Woinski
Name: Alan Woinski
Title: Chief Executive Officer

The Company:
TableMAX Holdings, LLC

	By:	/s/ Stephen Crystal
Name: Stephen Crystal
Title: Chief Executive Officer

[Member Signatures on Exhibits A]

EXHIBIT A

MEMBERS OF THE COMPANY

Name and Address of Member	Number of Company Units Being Exchanged

The undersigned Member hereby executes this Unit Exchange Agreement as of the date written below

[Name]

[Date]

EXHIBIT B

FORM OF ARTICLES OF INCORPORATION AND BYLAWS

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CJPG, INC.

ARTICLE I
NAME

The name of this corporation shall be: TableMAX Corporation.

ARTICLE II
PERIOD OF DURATION

This corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES AND POWERS

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV
AUTHORIZED SHARES

The total number of shares of stock that this corporation shall have authority to issue is One Hundred Ten Million (110,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, $0.01 par value per share, and Ten Million (10,000,000) shares of Preferred Stock, $0.01 par value per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the designation of any series, to fix the number of shares of any series of the undesignated Preferred Stock, and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of the undesignated Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V
VOTING POWER

Except as otherwise provided in these Second Amended and Restated Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote, and each holder of Preferred Stock shall have no voting rights, either general or specific, of any kind whatsoever except to the extent expressly so provided by the Board of Directors pursuant to ARTICLE IV hereof.

ARTICLE VI
ACQUISITION OF CONTROLLING INTEREST

This corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Second Amended and Restated Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VII
COMBINATIONS WITH INTERESTED STOCKHOLDERS

This corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE VIII
INDEMNIFICATION

This corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of this corporation or any predecessor of this corporation or serves or served at any other enterprise as a director, officer or employee at the request of this corporation or any predecessor to this corporation.

Neither any amendment nor repeal of this ARTICLE VIII, nor the adoption of any provision of these Second Amended and Restated Articles of Incorporation inconsistent with this ARTICLE VIII, shall eliminate or reduce the effect of this ARTICLE VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX
LIMITATION ON LIABILITY

A director or officer of this corporation shall have no personal liability to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

ARTICLE X
REGISTERED OFFICE AND RESIDENT AGENT

The address of this corporation’s registered office in the State of Nevada is 502 East John Street, Carson City, NV 89706. The name of the resident agent in the State of Nevada is CSC Services of Nevada, Inc. Either the registered office or the resident agent may be changed in the manner provided by law.

ARTICLE XI
AMENDMENTS

This corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Second Amended and Restated Articles of Incorporation from time to time in accordance with the laws of the State of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XII
ADOPTION AND AMENDMENT OF BYLAWS

The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the Board of Directors, but the stockholders of this corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of this corporation not inconsistent with the laws of the State of Nevada now or hereafter existing.

ARTICLE XIII
DIRECTORS

The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than one (1) and not more than seven (7) directors. Provided that this corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws.

EXHIBIT B (Continued)

FORM OF AMENDED AND RESTATED BYLAWS

AMENDED AND RESTATED BYLAWS

OF

TABLEMAX CORPORATION

ARTICLE I
OFFICES

Section 1.01. PRINCIPAL OFFICE.

The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the Board of Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

Section 1.02. OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II
DIRECTORS - MANAGEMENT

Section 2.01. RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.02. NUMBER AND QUALIFICATION OF DIRECTORS.

The number of directors that shall constitute the Board of Directors is fixed at four (4) members; provided, however, such number of directors may from time to time be increased or decreased by resolution of the Board of Directors to not less than one (1) nor more than seven (7) directors.

Section 2.03. ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Articles of Incorporation or these Bylaws. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal.

Section 2.04. RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 2.05. REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, the Articles of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 2.06. PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Nevada.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.07. ORGANIZATIONAL MEETINGS.

The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders.

Section 2.08. OTHER REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 2.09. SPECIAL MEETINGS; NOTICES.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the president, or any two directors.

Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by first-class mail, postage prepaid; (iii) sent by facsimile; or (iv) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by mail, it shall be deposited in the mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

Section 2.10. BOARD ACTION BY UNANIMOUS WRITTEN CONSENT.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11. QUORUM.

A majority of the members of the Board of Directors then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 2.12. NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all directors not present at the time of the adjournment.

Section 2.13. COMPENSATION OF DIRECTORS.

The Board of Directors shall have the authority to, by resolution, to fix the sum and expense of attendance, if any, for attendance by the directors at each regular and special meeting of the Board of Directors and other compensation for the directors’ services.

Section 2.14. COMMITTEES.

Committees of the Board of Directors may be appointed by resolution passed by a majority of the whole Board of Directors. Committees shall be comprised of two (2) or more members of the Board of Directors and shall have such powers of the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non- delegable by applicable law.

Section 2.15. ADVISORY DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be advisory directors who shall not by such appointment be members of the Board of Directors. Advisory directors shall be available from time to time to perform special assignments specified by the president, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board of Directors. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.

ARTICLE III
OFFICERS

Section 3.01. OFFICERS.

The officers of the corporation shall be a president, a treasurer, and a secretary. The corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

Section 3.02. APPOINTMENT.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3.03 or Section 3.05 of this Article, shall be appointed by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve or a successor shall be elected and qualified.

Section 3.03. SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 3.04. REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or except in case of an officer chosen by the Board of Directors by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 3.05. VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 3.06. CHAIRPERSON OF THE BOARD.

The chairperson of the Board of Directors, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws. If there is no president, the chairperson of the Board of Directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3.07 of this Article.

Section 3.07. PRESIDENT/CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson of the Board of Directors, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He or she shall preside at all meetings of the stockholders and in the absence of the chairperson of the Board of Directors, or if there be none, at all meetings of the Board of Directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 3.08. VICE PRESIDENT.

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 3.09. SECRETARY.

The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof. The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given. He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 3.10. CHIEF FINANCIAL OFFICER.

The chief financial officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of accounts shall at all reasonable times be open to inspection by any director. This officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV
STOCKHOLDERS' MEETINGS

Section 4.01. PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Chapter 78, §320 of the Nevada Revised Statutes, as amended.

Section 4.02. ANNUAL MEETINGS.

An annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The corporation shall not be required to hold an annual meeting of stockholders provided that (i) the stockholders are permitted to act by written consent under the corporation’s Articles of Incorporation and these Bylaws, (ii) the stockholders take action by written consent to elect directors, and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 4.03. SPECIAL MEETINGS.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, special meetings of the stockholders may be called at any time by the Board of Directors, the chairperson of the Board of Directors, the president, and shall be called by any such officer at the request of a majority of the Board of Directors. Except as next provided, notice shall be given as for the annual meeting. Upon receipt of a written request addressed to the chairperson of the Board of Directors, president, vice president, or secretary, mailed or delivered personally to such officer by any person (other than the Board of Directors) entitled to call a special meeting of stockholders, such officer shall cause notice to be promptly given to the stockholders entitled to vote thereat.

Section 4.04. NOTICE OF MEETINGS; REPORTS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to stockholders entitled to vote thereat. Such notices or any reports shall be given personally or by mail and shall be sent to the stockholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of the notice. The notice must state the purpose or purposes for which the meeting is called, the time when, and the place, which may be within or without the State of Nevada, where it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. At any meetings where directors are to be elected notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election. If a stockholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section 4.05. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS.

The transactions of any meeting of stockholders, however called and notice, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in applicable law.

Section 4.06. STOCKHOLDER ACTION BY WRITTEN CONSENT.

Unless otherwise provided for under applicable law or the Articles of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares of a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

Section 4.07. QUORUM.

The holders of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified. If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders required to initially constitute a quorum.

Section 4.08. VOTING.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 4.09. PROXIES.

At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election.

Section 4.10. ORGANIZATION.

The president, or in the absence of the president, any vice president, shall call the meeting of the stockholders to order, and shall act as chairperson of the meeting. In the absence of the president and all of the vice presidents, stockholders shall appoint a chairperson for such meeting. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 4.11. INSPECTORS OF ELECTION.

In advance of any meeting of stockholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the stockholders represented at the meeting.

ARTICLE V
CERTIFICATES AND TRANSFER OF SHARES

Section 5.01. CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges preferences and restriction, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts. All certificates shall be signed in the name of the corporation by the chairperson of the Board of Directors or vice chairperson of the Board of Directors or the president or vice president, and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issuance.

Section 5.02. TRANSFER ON THE BOOKS.

Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.03. LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to be lost or destroyed.

Section 5.04. TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.05. CLOSING STOCK TRANSFER BOOKS; RECORD DATE.

In order that the corporation may determine the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. Only stockholders of record on that date are entitled to notice or vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

ARTICLE VI
RECORDS - REPORTS - INSPECTION

Section 6.01. RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office or such place or places as designated by the Board of Directors from time to time.

Section 6.02. INSPECTION OF BOOKS AND RECORDS.

All books and records shall be open to inspection of the directors from time to time and in the manner provided under applicable law. Any person who has been a stockholder of record for at least six (6) months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5 percent of all of the corporation’s outstanding shares, upon at least 5 days’ written demand is entitled to inspect in person or by agent or attorney, during usual business hours, the Articles of Incorporation, the Bylaws, and the stock ledger of the corporation and make copies therefrom.

Section 6.03. CERTIFICATION AND INSPECTION OF BYLAWS.

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's registered office.

Section 6.04. CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors.

Section 6.05. CONTRACT, ETC.; HOW EXECUTED.

The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.

ARTICLE VII
AMENDMENTS TO BY-LAWS

These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the corporation may, in its Articles of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

ARTICLE VIII
CORPORATE SEAL

The corporation may, but need not, have a corporate seal. In the event the corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behalf of the corporation to be valid and duly authorized.

ARTICLE IX
MISCELLANEOUS

Section 9.01. REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the chairperson of the Board of Directors, the president or any vice president.

Section 9.02. INDEMNITY.

Subject to applicable law, the corporation may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 9.03. ACCOUNTING YEAR.

The accounting year of the corporation shall be fixed by resolution of the Board of Directors.